SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     November 7, 2005
Blackbaud, Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163

(Commission File Number)	(IRS Employer ID Number)
2000 Daniel Island Drive, Charleston, South Carolina 29492

(Address of principal executive offices)                    (Zip Code)
Registrant’s telephone number, including area code           (843) 216-6200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     See Item 502(c) below.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b)      On November 7, 2005, Blackbaud, Inc. announced that its current President and Chief Executive Officer, Robert J. Sywolski, will be resigning from those positions effective November 28, 2005. Mr. Sywolski will also be resigning from the Blackbaud Board of Directors, effective November 28, 2005.
(c)      On November 7, 2005, Blackbaud announced that it had entered into an employment and noncompetition agreement with Marc Chardon to succeed Robert J. Sywolski as the Company’s President and Chief Executive Officer, effective November 28, 2005.
     There are no family relationships between Mr. Chardon, who is 50 years old, and any director or executive officer of Blackbaud. Mr. Chardon has been an executive with Microsoft Corporation since 1998, most recently as the Chief Financial Officer for their Information Worker Business. Prior to that he served as the General Manager, Business Development, Productivity and Business Services Group for Microsoft from June 2001 until January 2003 and as Managing Director, EMEA Vice President from 1998 until June 2001. Except for the employment and noncompetition agreement effective as of November 28, 2005, there are no transactions between Mr. Chardon and Blackbaud.
     The employment and noncompetition agreement sets out the following basic terms between the Company and Mr. Chardon:
•	The term of Mr. Chardon’s employment is five years;

•	Mr. Chardon’s base salary is $525,000 per year, subject to annual increases;

•	Mr. Chardon is entitled to an annual cash bonus targeted at no less than $450,000, subject to satisfying certain criteria set forth in the agreement;

•	Mr. Chardon is entitled to an annual restricted stock grant valued at $562,500, subject to vesting and other provisions as set forth in the agreement;

•	On the first day of his employment, Mr. Chardon will be granted an option to purchase 800,000 shares of the Company’s common stock and will receive a restricted stock grant valued at $562,500, each subject to vesting and other provisions set forth in the agreement;

•	Mr. Chardon agreed to non-compete and non-solicitation covenants during the course of and following termination of his employment.
The description of the employment agreement set forth above is qualified in its entirety by reference to the agreement, which is attached as Exhibit 10.25 and is incorporated herein by reference.
(d)      In connection with his employment, Mr. Chardon will be appointed to the Blackbaud Board of Directors effective November 28, 2005.
Item 9.01. Financial Statements and Exhibits.
     (c)      Exhibits

Exhibit No.	Description

10.25	Employment and Noncompetition Agreement between Blackbaud, Inc. and Marc Chardon, effective November 28, 2005.

99.1	Press release dated November 7, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: November 7, 2005	/s/ Timothy V. Williams

Timothy V. Williams, Vice President and Chief Financial Officer